EXHIBIT 99.1

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                          AGREEMENT AND PLAN OF MERGER


                            Dated as of June 7, 2006


                                      Among


                          WT ACQUISITION HOLDINGS, LLC,


                              WT ACQUISITION CORP.


                                       And


                             WARRANTECH CORPORATION






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                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I
                                   The Merger

  SECTION 1.01.    Company Actions.............................................1

  SECTION 1.02.    The Merger..................................................1

  SECTION 1.03.    Closing.....................................................2

  SECTION 1.04.    Effective Time..............................................2

  SECTION 1.05.    Effects.....................................................2

  SECTION 1.06.    Articles of Incorporation and By-laws.......................2

  SECTION 1.07.    Directors...................................................2

  SECTION 1.08.    Officers....................................................3

  SECTION 1.09.    Legal Opinions..............................................3

                                   ARTICLE II
    Effect on the Capital Stock of the Constituent Corporations; Exchange of
                                  Certificates

  SECTION 2.01.    Effect on Capital Stock.....................................3

  SECTION 2.02.    Exchange of Certificates....................................4

  SECTION 2.03.    Effect of the Merger on Company Stock Options...............6

                                   ARTICLE III
                  Representations and Warranties of the Company

  SECTION 3.01.    Organization, Standing and Power............................7

  SECTION 3.02.    Company Subsidiaries; Equity Interests......................7

  SECTION 3.03.    Capital Structure...........................................7

  SECTION 3.04.    Authority; Execution and Delivery, Enforceability...........8

  SECTION 3.05.    No Conflicts; Consents......................................9

  SECTION 3.06.    SEC Documents; Undisclosed Liabilities.....................10

  SECTION 3.07.    Information Supplied.......................................11

  SECTION 3.08.    Absence of Certain Changes or Events.......................12

  SECTION 3.09.    Taxes......................................................12

  SECTION 3.10.    Absence of Changes in Benefit Plans........................13

  SECTION 3.11.    ERISA Compliance; Excess Parachute Payments................14

  SECTION 3.12.    Litigation.................................................15

  SECTION 3.13.    Compliance with Applicable Laws............................15

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page


  SECTION 3.14.    Intellectual Property......................................16

  SECTION 3.15.    Real Property..............................................17

  SECTION 3.16.    Personal Property..........................................17

  SECTION 3.17.    Insurance..................................................18

  SECTION 3.18.    Labor Matters..............................................18

  SECTION 3.19.    Contracts..................................................19

  SECTION 3.20.    Brokers; Schedule of Fees and Expenses.....................20

  SECTION 3.21.    Opinion of Financial Advisor...............................20

  SECTION 3.22.    Environmental Matters......................................20

  SECTION 3.23.    Related Party Transactions.................................21

                                   ARTICLE IV
                Representations and Warranties of Parent and Sub

  SECTION 4.01.    Organization, Standing and Power...........................21

  SECTION 4.02.    Sub........................................................21

  SECTION 4.03.    Authority; Execution and Delivery, Enforceability..........21

  SECTION 4.04.    No Conflicts; Consents.....................................22

  SECTION 4.05.    Information Supplied.......................................22

  SECTION 4.06.    Brokers....................................................22

  SECTION 4.07.    Financing..................................................22

                                    ARTICLE V
                    Covenants Relating to Conduct of Business

  SECTION 5.01.    Conduct of Business........................................22

  SECTION 5.02.    No Solicitation............................................25

                                   ARTICLE VI
                              Additional Agreements

  SECTION 6.01.    Preparation of Proxy Statement; Stockholders Meeting.......27

  SECTION 6.02.    Access to Information; Confidentiality.....................28

  SECTION 6.03.    Reasonable Best Efforts; Notification......................28

  SECTION 6.04.    Fees and Expenses..........................................29

  SECTION 6.05.    Public Announcements.......................................30

  SECTION 6.06.    Transfer Taxes.............................................30

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page


  SECTION 6.07.    Stockholder Litigation.....................................30

  SECTION 6.08.    Transaction Financing Cooperation..........................30

  SECTION 6.09.    Indemnification............................................31

  SECTION 6.10.    White Agreement............................................31

                                   ARTICLE VII
                              Conditions Precedent

  SECTION 7.01.    Conditions to Each Party's Obligation To Effect The Merger.31

  SECTION 7.02.    Conditions to Obligations of Parent and Sub................32

  SECTION 7.03.    Condition to Obligation of the Company.....................33

                                  ARTICLE VIII
                        Termination, Amendment and Waiver

  SECTION 8.01.    Termination................................................33

  SECTION 8.02.    Effect of Termination......................................35

  SECTION 8.03.    Amendment..................................................35

  SECTION 8.04.    Extension: Waiver..........................................35

  SECTION 8.05.    Procedure for Termination, Amendment, Extension or Waiver..35

                                   ARTICLE IX
                               General Provisions

  SECTION 9.01.    Nonsurvival of Representations and Warranties..............36

  SECTION 9.02.    Notices....................................................36

  SECTION 9.03.    Definitions................................................37

  SECTION 9.04.    Interpretation; Disclosure Letters.........................38

  SECTION 9.05.    Severability...............................................38

  SECTION 9.06.    Counterparts...............................................38

  SECTION 9.07.    Entire Agreement; No Third-Party Beneficiaries.............38

  SECTION 9.08.    Governing Law..............................................39

  SECTION 9.09.    Assignment.................................................39

  SECTION 9.10.    Enforcement; Jurisdiction; WAIVER OF JURY TRIAL............39

  SECTION 9.11.    Mutual Drafting............................................39

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                  AGREEMENT AND PLAN OF MERGER dated as of June 7, 2006, among
WT Acquisition Holdings, LLC, a Delaware limited liability company ("Parent"), WT Acquisition Corp., a Nevada corporation ("Sub"), and a wholly owned subsidiary of Parent, and Warrantech Corporation, a Nevada corporation (the "Company").

                  WHEREAS the respective Boards of Directors of Sub and the Company have approved and recommended to their stockholders, and the Board of Managers of Parent has approved, the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS the respective Boards of Directors of Sub and the Company have approved and recommended to their stockholders, and the Board of Managers of Parent has approved, this Agreement and the merger (the "Merger") of Sub with and into the Company, or (at the election of Parent) the Company with and into Sub, on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $0.007 per share, of the Company (the "Company Common Stock") not owned by Parent, Sub or the Company shall be converted into the right to receive $0.75 in cash;

                  WHEREAS the respective Boards of Directors of Sub and the Company have determined that the Merger is fair to, and in the best interests of, Sub and the Company, and their respective stockholders;

                  WHEREAS simultaneously with the execution and delivery of this Agreement Parent and certain stockholders of the Company (the "Principal Company Stockholders") are entering into an agreement (the "Company Stockholder Agreements" and, together with this Agreement, the "Transaction Agreements") pursuant to which the Principal Company Stockholders will, among other things, agree to take specified actions in furtherance of the Merger;

                  WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   The Merger

                  SECTION 1.01. Company Actions. The Company hereby approves of and consents to the Merger and the other transactions contemplated by the Transaction Agreements (collectively, the "Transactions").

                  SECTION 1.02. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Chapters 78 and 92A of the Nevada Revised Statutes (the "NCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.04). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving
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Corporation"). Notwithstanding the foregoing, Parent may elect at any time prior to the Merger, instead of merging Sub with and into the Company as provided above, to merge the Company with and into Sub; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties or covenants set forth in this Agreement solely by reason of such election. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

                  SECTION 1.03. Closing. The closing (the "Closing") of the Merger shall take place at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, IL 60606 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.05), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

                  SECTION 1.04. Effective Time. Prior to the Closing, Parent shall prepare, and on the Closing Date or as soon as practicable thereafter and the parties shall execute and file with the Secretary of State of the State of Nevada, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the NCL and shall make all other filings or recordings required under the NCL to complete the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

                  SECTION 1.05. Effects. The Merger shall have the effects set forth in the NCL (including, without limitation, Section 92A.250 thereof).

                  SECTION 1.06. Articles of Incorporation and By-laws. (a) The Articles of Incorporation of the Surviving Corporation in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  SECTION 1.07. Directors. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving

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Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 1.08. Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                  SECTION 1.09. Legal Opinions. On the date hereof, the Company has delivered to Parent the legal opinion of Kummer, Kaempfer, Bonner & Renshaw regarding certain matters of Nevada law.

                                   ARTICLE II

                       Effect on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

                  SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent, Sub or any Company Subsidiary shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be paid, delivered or deliverable in exchange therefor.

                  (c) Conversion of Company Common Stock. Subject to Sections 2.01(b) and 2.01(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $0.75 in cash (the "Merger Consideration"). As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

                  (d) Dissenter's Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Dissenting Shares") of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such Dissenting Shares pursuant to, and who complies in all respects with, Section 92A.300 to 92A.500 inclusive, of the NCL ("Section 92A.300 et. seq.) shall not be converted into Merger Consideration as provided

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in Section 2.01(c), but rather the holders of Dissenting Shares shall be entitled to payment for such Dissenting Shares in accordance with Section 92A.300 et. seq.; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment under Section 92A.300 et. seq., then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration, without interest, as provided in Section 2.01(c). The Company shall give Parent prompt notice of any demands received by the Company for appraisal of any shares of Company Common Stock, withdrawal of demand for appraisal and any other communication received in connection with Section 92A.300 et. seq., and Parent shall have the right to participate in and direct all negotiations, discussions and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

                  (e) Certain Adjustments. In the event that prior to the Effective Time, solely as a result of a reclassification, stock split (including a reverse stock split), combination or exchange of shares, stock dividend or stock distribution which in any such event is made on a pro rata basis to all holders of Company Common Stock, there is a change in the number of shares of Company Common Stock outstanding or issuable upon the conversion, exchange or exercise of securities or rights convertible or exchangeable or exercisable for shares of Company Common Stock, then the Merger Consideration payable with respect to each share of Company Common Stock shall be equitably adjusted to reflect such event.

                  SECTION 2.02.     Exchange of Certificates.

                  (a) Paying Agent. Prior to the Effective Time, (i) Parent shall select a bank or trust company with a capital and surplus of at least $100,000,000 to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock and (ii) Parent and the Company shall enter into an agreement with the Paying Agent providing for the matters set forth in this Section 2.02. The Surviving Corporation shall provide to the Paying Agent on or prior to the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to
Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other

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documents as may reasonably be required by the Paying Agent, the holder of such
Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. No interest will be payable on the Merger Consideration. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

                  (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration.

                  (e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

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                  (g) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.11), or under any provision of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

                  (h) Lost Certificates. If any certificate representing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and an indemnity by the person claiming such certificate to be lost, stolen or destroyed, the Surviving Corporation will deliver in exchange for such lost, stolen or destroyed certificate, the appropriate amount of Merger Consideration, as contemplated by this Article II.

                  SECTION 2.03.     Effect of the Merger on Company Stock
Options.

                  (a) Prior to the Effective Time, the Board of Directors of the Company or any committee administering the Company's stock option plans, programs and arrangements, including, without limitation, the Warrantech Corporation 1998 Stock Plan (collectively, the "Stock Plans") shall take all actions necessary so that (i) all outstanding options to acquire shares of Company Common Stock (the "Company Stock Options") shall be cancelled at the Effective Time and (ii) at the Effective Time, each holder of each Company Stock Option, whether or not then vested or exercisable, shall be entitled to receive in cancellation and settlement therefore, a payment in cash, payable without interest, equal to the product of (i) the excess, if any, of (x) the per share Merger Consideration over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised, whether or not then vested or exercisable. The Surviving Corporation shall pay the holders of Company Stock Options the cash payments described in this Section 2.03(a) on or as soon as reasonably practicable after the Closing Date.

                  (b) The Stock Plans shall terminate as of the Effective Time, and the provisions in any other agreement, arrangement or benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall take all such action as is necessary, and obtain all necessary consents, to ensure the foregoing and that, after the Effective Time, no holder of a Company Stock Option or any participant in or a party to any Stock Plan or other agreement, arrangement or benefit plan shall have any right thereunder to acquire any capital stock or any interest in respect of any capital stock of the Surviving Corporation.

                  (c) The Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Section 2.03 to any holder of Company Stock Options such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law, and the Surviving Corporation shall make any required filings with and payments to tax authorities relating to any such deduction or withholding. To the extent that amounts are so

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deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation.

                                  ARTICLE III

                  Representations and Warranties of the Company

                  The Company represents and warrants to Parent and Sub that, except as set forth in the letter, dated as of the date of this Agreement, from the Company to Parent and Sub (the "Company Disclosure Letter"):

                  SECTION 3.01. Organization, Standing and Power. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary or the failure to so qualify has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of the certificates of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

                  SECTION 3.02. Company Subsidiaries; Equity Interests. (a) The Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, voting agreements, proxies, transfer restrictions, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Encumbrances").

                  (b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

                  SECTION 3.03. Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.007 per share (the "Company Preferred Stock" and together with the Company Common Stock, the "Company Capital Stock"). As of the date of this Agreement, (i) 16,694,614 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (ii) 1,187,606 shares of Company Common Stock were held by the Company in its treasury, and (iii) 1,502,446 shares of Company Common Stock were subject to outstanding Company Stock Options and 1,139,541 additional shares of

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Company Common Stock were reserved for issuance pursuant to the Company Stock
Plans. Section 3.03 of the Disclosure Letter contains a schedule as of the date of this Agreement setting forth the number of, exercise price, vesting date (or dates) and the expiration date of each Company Stock Option. There are no preemptive rights on the part of any holder of any class of securities of the Company or any Company Subsidiary. Except as set for above or in the Company Disclosure Letter, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NCL, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above or in the Company Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, call rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, additional shares of capital stock of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock or
(iv) relating to the voting of any Company Capital Stock.

                  SECTION 3.04. Authority; Execution and Delivery, Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver the Transaction Agreements to which it is a party and to consummate the Transactions; provided, that consummation of the Merger is subject to receipt of Company Stockholder Approval (as defined in Section 3.04(c)). The execution and delivery by the Company of each Transaction Agreement to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity, whether such enforceability is considered in a proceeding in equity or in law; provided, that consummation of the Merger is subject to receipt of Company Stockholder Approval.

                  (b) The special committee of the Company Board (the "Special Committee"), at a meeting duly called and held, has, by unanimous vote of all of its members, approved this Agreement and the other Transaction Agreements and has determined that the Merger is fair to, and in the best interests of, the holders of Company Common Stock. The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, acting on the unanimous recommendation of the Special Committee, duly and unanimously adopted resolutions (i) adopting and approving this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, and (iii) recommending that the Company's stockholders approve this Agreement. Such resolutions are sufficient to render the provisions of Sections 78.411-78.444 and Section 78.378 of the NCL inapplicable to Parent and Sub and this Agreement and the other Transaction Agreements (including the acquisition of shares by Parent pursuant to the Company Stockholders Agreements), the Merger and the other Transactions. No other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement and the other Transaction Agreements, the Merger or any other Transaction.

                  (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve this Agreement and the Merger is the approval of this Agreement by the holders of a majority of the outstanding Company Common Stock (the "Company Stockholder Approval"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to approve any Transaction Agreement other than this Agreement or consummate any Transaction other than the Merger.

                  SECTION 3.05. No Conflicts; Consents. (a) The execution and delivery by the Company of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any Material Contract (as defined in Section 3.19) or Permit (as defined in Section 3.13), except as set forth on Schedule 7.02(e) or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets.

                  (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) the filing with the SEC of a proxy statement relating to the approval of this Agreement by the Company's stockholders (the "Proxy Statement"), and (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business.

                  SECTION 3.06. SEC Documents; Undisclosed Liabilities. (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since April 1, 2002 (including all amendments thereto, the "Company SEC Documents").

                  (b) Except with respect to the Company's initial filings on Form 10-K for the fiscal year ended March 31, 2005 and Form 10-Q for the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 to the extent the information contained in such filings has been amended by the filings on Form 10-K/A and 10-Q/A for the periods then ended, as of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act") and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except with respect to the Company's initial filings on Form 10-K for the fiscal year ended March 31, 2005 and Form 10-Q for the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 to the extent the information contained in such filings has been amended by the filings on Form 10-K/A and 10-Q/A for the periods then ended, the consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (c) Except as set forth in the Company SEC Documents, filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), neither the Company nor any Company Subsidiary has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

                  (d) The chief executive officer and chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct;

and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of any securities exchange or quotation system in which the Common Stock is admitted for trading. The composition of all committees of the Company's Board of Directors are, and have at all times been, in compliance with their respective charters, and all proceedings and actions of such committees have been conducted in compliance with such charters. The Company (i) maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, (ii) has evaluated the effectiveness of its disclosure controls and procedures and internal control over financial reporting, each as required by Rule 13a-15 under the Exchange Act, as to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of its disclosure controls and procedures as of the end of the period covered by such report or amendment on such evaluation and (iii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company's Board of Directors (A) any significant deficiencies in the design or operation of internal controls that has materially affected, or is reasonably likely to materially affect, the Company's ability to record, process, summarize and report financial data and have identified for the Company 's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company has delivered to Parent a summary of any such disclosure described in the foregoing sentence made by management to the Company's auditors and audit committee since January 1, 2002. The Company has delivered to Parent copies of all written notifications is has received since January 1, 2002 of a "reportable condition" or "material weakness" (as such terms are defined in the Statement of Accounting Standards No. 60, as in effect on the date hereof) in the Company's or any Company Subsidiary's internal controls. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has directly or indirectly extended or maintained credit, arranged for the extension of credit, renewed an extension of credit or materially modified an extension of credit in the form of personal loans to an executive officer or director (or the equivalent thereof) of the Company or any Company Subsidiary in violation of the Sarbanes-Oxley Act.

                  (e) None of the Company Subsidiaries is, or has at any time been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

                  SECTION 3.07. Information Supplied. None of the information contained in the Proxy Statement and none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing for inclusion or incorporation by reference therein.

                  SECTION 3.08. Absence of Certain Changes or Events. Since March 31, 2005, the Company has conducted its business only in the ordinary course, and during such period , except as set forth in the Company Disclosure Letter, there has not been:

                  (a) any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock, other than withholding of shares with respect to the exercise stock options or the payment of the exercise price of any stock options with Company Capital Stock;

                  (c) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

                  (d) (i) any granting by the Company or any Company Subsidiary to any director, officer or employee of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course of business in amounts consistent with prior practice or as was required under employment agreements included in or described in the Filed Company SEC Documents, (ii) any granting by the Company or any Company Subsidiary to any such director, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in or described in the Filed Company SEC Documents, or (iii) any entry by the Company or any Company Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee;

                  (e) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                  (f) any material elections with respect to Taxes (as defined in Section 3.09) by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund; or

                  (g) any forgiveness, waiver or cancellation of any debt, liability or other obligation owed to the Company or any Company Subsidiary.

                  SECTION 3.09. Taxes. (a) The Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid.

                  (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. To the Company's knowledge, no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending.

                  (c) The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Tax Returns have been examined by and settled with the United States Internal Revenue Service, or have closed by virtue of the expiration of the relevant statute of limitations, for all years through March 31, 2002. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

                  (d) There are no material Encumbrances for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes.

                  (e) For purposes of this Agreement:

                  "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

                  "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

                  SECTION 3.10. Absence of Changes in Benefit Plans. From the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, "Company Benefit Plans"). Except as disclosed in the Company's most recent proxy statement included in the Filed Company SEC Documents or the Company Disclosure Letter, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, the "Company Benefit Agreements"), nor does the Company or any Company Subsidiary have any general severance plan or policy.

                  SECTION 3.11.     ERISA Compliance; Excess Parachute Payments.
(a) The Company Disclosure Letter contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3 (1) of ERISA) and all other Company Benefit Plans maintained, or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, consultants, officers or directors of the Company or any Company Subsidiary. Each Company Benefit Plan has been administered in compliance with its terms in all material respects. The Company has delivered to Parent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan.

                  (b) All Company Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

                  (c) Except as disclosed in the Company Disclosure Letter, no Company Pension Plan, including any Company Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Company Multiemployer Pension Plan"), had, as of the respective last annual valuation date for each such Company Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Parent. None of the Company Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company, any Company Subsidiary, any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. None of such Company Benefit Plans and trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any Company Benefit Plan during the last five years. Neither the Company nor any Company Subsidiary has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Multiemployer Pension Plan. There has been no event or circumstance that has resulted in any material liability (other than the payment of benefits in the ordinary course of business) either directly or indirectly as a result of any indemnification obligation to the Company or any related person under or pursuant to Title I or IV of ERISA, or the penalty, excise Tax or joint and several liability provisions of the Code relating to any Company Benefit Plan.

                  (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, except as disclosed in the Company Disclosure Letter, (i) no such Company Benefit Plan is unfunded or funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code),
(ii) each such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Company Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company and the Company Subsidiary on or at any time after the Effective Time.

                  (e) Any amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other Transaction by any employee, officer or director of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect will not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

                  (f) Except as described in the Company Disclosure Letter, the execution and delivery by the Company of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, (i) entitle any employee, officer or director of the Company or any Company Subsidiary to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or
(iii) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement. SECTION 3.12. Litigation. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, there is no material suit, investigation, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and the Company is not aware of any basis for any such suit, action or proceeding) (collectively, the "Company Proceedings"), nor is there any material Judgment outstanding against the Company or any Company Subsidiary. The Company Disclosure Letter sets forth a list of all material developments with respect to each Company Proceeding since January 1, 2006.

                  SECTION 3.13. Compliance with Applicable Laws. The Company and the Company Subsidiaries are and have been in compliance in all material respects with all applicable Laws, including those relating to occupational health and safety and the environment. Neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law. Each of the Company and the Company Subsidiaries, hold and have held all material federal, state and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from all Governmental Entities (the "Permits") that are necessary for the operation of the business of the Company and the Company Subsidiaries as now conducted and there has not occurred any material default under any such Permit.

                  SECTION 3.14.     Intellectual Property.

                  (a) Except as has not had and could not reasonably be expected to have a Company Material Adverse Effect:

                  (i) With respect to all patents, inventions, trade secrets, technology, ideas, processes, methods, algorithms, know-how, data, databases, computer programs, works, mask works, copyrights, mask work rights, data rights, privacy rights, publicity rights, moral rights, design rights, trademarks, trade names, service marks, brand names, trade dress, domain names, and all other proprietary materials and rights of any kind or nature, in any form, throughout the world (collectively, "Intellectual Property") owned by the Company or one of its Subsidiaries, including any registrations thereof and pending applications therefore, that are owned by the Company or a Company Subsidiary ("Company Owned Intellectual Property"), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property, free and clear of all Encumbrances, and has the sole right to use such Company Owned Intellectual Property in the continued operation of its respective business;

                  (ii) With respect to each item of Intellectual Property other than Company Owned Intellectual Property used in the businesses of the Company or any Company Subsidiary pursuant to a license or other agreement ("Company Licensed Intellectual Property"), the Company or a Company Subsidiary has and will continue to have the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license or other similar agreement governing such Company Licensed Intellectual Property (with which terms the Company or applicable Company Subsidiary are in full compliance and, to the knowledge of the Company, the other parties thereto are in full compliance), all of which licenses or other agreements are binding on all parties thereto and in full force and effect, and no person has advised the Company or any Company Subsidiary of any claimed violation of the terms of any such licenses or agreements; and

                  (iii) The conduct of the business of the Company and the Company Subsidiaries as currently conducted and the use or exploitation of any Company Intellectual Property does not conflict with, infringe upon, violate or constitute a misappropriation of any right, title, interest or goodwill in any Intellectual Property of any other person, and no person has advised the Company or any Company Subsidiary that the conduct of such business or the use or exploitation of any Company Intellectual Property constitutes such a conflict, infringement, violation, interference or misappropriation. To the knowledge of the Company, there has been no conflict, infringement, violation, interference or misappropriation of any Company Owned Intellectual Property by any other person.

                  SECTION 3.15. Real Property. The Company Disclosure Letter contains a complete and accurate listing of all real property owned by the Company and any Company Subsidiary (the "Company Owned Real Property"). The Company or a Company Subsidiary has good, valid and marketable title to all of the Company Owned Real Property, in each case free and clear of all Encumbrances, except for (i) imperfections of title and encumbrances that are not material in character, amount or extent and that do not, in any material respect, detract from the value of, or, in any material respect, interfere with the present use of, such properties or assets, (ii) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (iii) statutory or common law Encumbrances in favor of carriers, warehousemen, mechanics and materialmen and other statutory or common law Encumbrances to secure claims for labor, materials or supplies. There are no leases, subleases, occupancy agreements, options to purchase or rights of first refusal with respect to the Company Owned Real Property and there are no parties in possession of the Company Owned Real Property other than the Company and the Company Subsidiaries. The Company or a Company Subsidiary has a good and valid leasehold interest in each parcel of real property leased by the Company or any of its Subsidiaries (the "Company Leased Property"). The Company Disclosure Letter contains a complete and accurate list of all leases which the Company or a Company Subsidiary is a party relating to the Company Leased Property and all amendments thereto. With respect to the Company Leased Property, (i) the Company or a Company Subsidiary has the right to use and occupancy of the Company Leased Property for the full term of the lease or sublease relating thereto, (ii) each such lease or sublease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Company Subsidiary and of the other parties thereto and there is no, nor has the Company or any Company Subsidiary received notice of, any material default (or any condition or event, which, after notice or a lapse of time or both could constitute a material default thereunder), and (iii) neither the Company nor any Company Subsidiary has assigned its interest under any such lease or sublease or sublet any part of the premises covered thereby. Each Company Owned Property and, to the knowledge of the Company, each Company Leased Property has received all approvals of government authorities (including licenses and permits) required in connection with the ownership and operation thereof and have been operated and maintained in compliance thereof, except where such non-compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's knowledge, there are no pending or threatened condemnation proceedings with respect to the Company Leased Real Property, that would materially adversely affect the use, occupancy or value thereof.

                  SECTION 3.16. Personal Property. The Company and each Company Subsidiary has good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, (a) all of its material tangible personal properties and assets, including all the material properties and assets reflected on the most recent balance sheet included in the Filed Company SEC Documents, except for such properties or assets which have been sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet, and (b) all material tangible personal properties and assets purchased or acquired by the Company or any Company Subsidiary since the date of such balance sheet, except for such properties or assets which have been sold or otherwise disposed of in the ordinary course of business, in each case free and clear of all Encumbrances. The assets held by the Company and its Subsidiaries are sufficient to conduct the business of the Company and its Subsidiaries as currently conducted.

                  SECTION 3.17.     Insurance.

                  (a) All valid service warranty claims under the extended service plans and warranties offered by the Company and the Company Subsidiaries are either (i) fully covered under the insurance policies set forth in the Company Disclosure Letter, which schedule also includes the A.M. Best rating of such insurance companies or (ii) self-insured by the Company as described in (and in the amounts set forth in) the Company Disclosure Letter. The Company and its Subsidiaries have never paid any claim under any warranty or service plan that was not reimbursed under an insurance policy, other than (i) claims paid as a concession to retail consumers in the ordinary course of business, which have averaged less than $50,000 per year during the two years prior to the date hereof, (ii) claims paid on service contracts or warranties insured by Reliance Insurance Company which were paid by the Company and totaled $32,602,226 or
(iii) claims paid under the programs which are described in the Company Disclosure Letter as being self-insured (the "Self-Insured Programs"), which amounted to $243,880.39 in the 22 months ended May 31, 2006. The Company does not expect that the claims to be paid under the Self-Insured Programs or any other programs which the Company self-insures after the date hereof will exceed $3,000,000 in the twelve months after the date hereof.

                  (b) The Company and the Company Subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company and the Company Subsidiaries (all such insurance policies, together with the policies referred to in paragraph (a) above, the "Company Insurance Policies") that are customary in all material respects for companies of similar size and financial condition in the Company's industry. All Company Insurance Policies are in full force and effect, all premiums due and payable thereon have been paid and the Company and the Company Subsidiaries have complied in all material respects with the provisions of such policies. None of the Company or any Company Subsidiary has been advised of any denial of coverage, defense to coverage or reservation of rights in connection with any material claim to coverage asserted or noticed by the Company or any Company Subsidiary under or in connection with any Company Insurance Policy. None of the Company or any Company Subsidiary has received any written notice from or on behalf of any insurance carrier issuing any Company Insurance Policy that there will be a cancellation or non-renewal of existing policies or binders or a material decrease in coverage or a material increase in premiums, deductible or self insurance retention. Each Company Insurance Policy will continue to be legal, valid and binding, enforceable and in full force and effect on identical terms following the consummation of the Merger and the Transactions. There are no historical gaps in the insurance coverage of the Company and the Company Subsidiaries in the types of coverages provided by the Company Insurance Policies. To the Company's knowledge, all providers of insurance to the Company and the Company Subsidiaries are solvent under applicable state insurance law. No coverage limits of any Company Insurance Policy have been exhausted.

                  SECTION 3.18. Labor Matters. None of the Company or any Company Subsidiary is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither the Company nor any Company Subsidiary has received notice of, and to the knowledge of the Company, there has not been, any demand by a labor organization or union for a collective bargaining agreement. None of the Company or any Company Subsidiary is the subject of a proceeding asserting that the Company or any Company Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any Company Subsidiary to bargain with any labor organization as to wages and conditions of employment. Since January 1, 2005 (i) no strike or material labor dispute, slowdown or stoppage has occurred or, to the knowledge of the Company, been threatened against the Company or any Company Subsidiary and (ii) to the knowledge of the Company, no union certification petition has been filed with respect to the employees of the Company or any Company Subsidiary. None of the Company or any Company Subsidiary has received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to employees of the Company or any Company Subsidiary and, to the knowledge of the Company, no such investigation is in progress. The Company and each Company Subsidiary have properly classified all individuals (including, without limitation, independent contractors and leased employees) under applicable Law, except where the failure to do so would not result in a material liability to the Company.

                  SECTION 3.19. Contracts. Except as set forth in the Company Disclosure Letter or with respect to Contracts which have been filed as exhibits to the Company Filed SEC Documents, neither the Company nor any Company Subsidiary is a party to or bound by any contract, lease, license, indenture, insurance policy or agreement, note, agreement, license, concession, franchise or other instrument (a "Contract") of the following nature (together with those Contracts which have been filed as exhibits to the Company Filed SEC Documents, the "Material Contracts"):

                  (a) Contracts with any current or former employee, director or officer of the Company or any Company Subsidiary (other than any such employee or officer who receives or received (during his or her last year of employment with the Company or any Company Subsidiary) less than $100,000 in total annual cash compensation from the Company or any Company Subsidiary);

                  (b) Contracts (i) for the sale of any assets of the Company or any Company Subsidiary involving aggregate consideration of $50,000 or more, or
(ii) for the grant to any person of any preferential rights to purchase any such amount of its assets;

                  (c) Contracts which restrict the Company or any of its Affiliates from competing in any line of business or with any person in any geographical area, or which restrict any other person from competing with the Company or any of its Affiliates in any line of business or in any geographical area;

                  (d) Contracts involving (i) the acquisition, merger or purchase of all or substantially all of the assets or business of a third party, involving aggregate consideration of $50,000 or more, or (ii) the purchase, lease or sale of assets, or a series of purchases, leases or sales of assets, involving aggregate consideration of $50,000 or more;

                  (e) Contracts which contain a "change in control" or similar provision;

                  (f) Contracts to be performed relating to capital expenditures with a value in excess of $25,000 in any calendar year, or in the aggregate capital expenditures with a value in excess of $100,000;

                  (g) Contracts which contain restrictions with respect to the payment of dividends or any other distribution in respect of the capital stock of the Company or any Company Subsidiary;

                  (h) Contracts containing covenants purporting to restrict the Company or any of its Affiliates from hiring or terminating any individual or group of individuals;

                  (i) Contracts relating to any joint venture, partnership, strategic alliance or similar arrangement;

                  (j) Contracts involving revenues or payments in excess of $100,000 per year; and

                  (k) Contracts which are otherwise material to the business or operations of the Company or any Company Subsidiary.

Except as set forth in the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in material violation of or in material default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under), and, to the knowledge of the Company, the other party thereto is not in material violation of or in material default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract. No party has given notice of its intent to terminate or materially amend any Material Contract.

                  SECTION 3.20. Brokers; Schedule of Fees and Expenses. Except as set forth in the Company Disclosure Letter, no broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by the Company or any Company Subsidiary, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The estimated fees and expenses incurred and to be incurred by the Company or any Company Subsidiary in connection with the Merger and the other Transactions (including the fees of the Company's legal counsel) are set forth in the Company Disclosure Letter.

                  SECTION 3.21. Opinion of Financial Advisor. The Company has received the opinion of Imperial Capital, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of Company Common Stock is fair from a financial point of view, a true and correct copy of which opinion has been made available to Parent. The Company has been authorized by Imperial Capital to permit the inclusion of such fairness opinion (or a reference thereto) in the Proxy Statement.

                  SECTION 3.22. Environmental Matters. The Company and each of the Company Subsidiaries possess all permits, licenses and authorizations required by Environmental Laws for the conduct of its respective business (collectively, "Environmental Permits"), except where, individually or in the aggregate, the failure to have such permits, licenses or authorizations has not had or would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of the Company Subsidiaries is and has been in compliance with all applicable Environmental Laws and Environmental Permits, except for such failures to comply which, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect. There are no claims or proceedings pending or, to the knowledge of the Company, threatened in writing against the Company or the Company Subsidiaries alleging the material violation of or noncompliance with any applicable Environmental Laws.

                  SECTION 3.23. Related Party Transactions. Except as set forth in the Company Disclosure Letter or in the most recent proxy statement included in the Filed Company SEC Documents, there are no agreements, arrangements, understandings or other transactions between the Company or any Company Subsidiary, on the one hand, and any current or former directors or officers of the Company or any Company Subsidiary (or any of their Affiliates) or any record or beneficial holder or 5% or more of the Company's voting securities (or any of their Affiliates) on the other hand.

                                   ARTICLE IV

                Representations and Warranties of Parent and Sub

                  Parent and Sub, jointly and severally, represent and warrant to the Company that:

                  SECTION 4.01. Organization, Standing and Power. Each of Parent and Sub, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate or limited liability company power and authority, as the case may be, and possesses all material governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

                  SECTION 4.02. Sub. Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of the Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

                  SECTION 4.03. Authority; Execution and Delivery, Enforceability. Each of Parent and Sub has all requisite corporate power and authority, as the case may be, to execute and deliver each Transaction Agreement to which it is a party and to consummate the Transactions. The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate or limited liability company action, as the case may be, as the part of Parent and Sub. Parent, as sole stockholder of Sub, has approved this Agreement. Each of Parent and Sub has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 4.04. No Conflicts; Consents. The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party, do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or under, any provision of (i) the charter or organizational documents of Parent or Sub or (ii) any material Contract to which Parent is a party or by which any of their respective properties or assets is bound, any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets.

                  SECTION 4.05. Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  SECTION 4.06. Brokers. No broker, investment banker, financial advisor or other person, other than Nomura Securities, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

                  SECTION 4.07. Financing. At Closing, Parent will have sufficient funds to pay the Merger Consideration and to consummate the Merger.

                                   ARTICLE V

                    Covenants Relating to Conduct of Business

                  SECTION 5.01. Conduct of Business. (a) Conduct of Business by the Company. From the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep good relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock,
         (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, other than withholding of shares with respect to the exercise of any stock options outstanding on the date hereof or the payment of the exercise price of any stock options outstanding on the date hereof with Company Capital Stock.;

                  (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities,
         (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or
         (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms;

                  (iii) amend or propose to amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;

                  (v) (A) grant to any employee, officer or director of the Company or any Company Subsidiary any increase in compensation or benefits, except in the ordinary course of business and in amounts consistent with prior practice or to the extent required under employment agreements included or described in the Filed Company SEC Documents, (B) grant to any employee, executive officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, (C) enter into any employment, bonus, consulting, indemnification, severance or termination agreement with any employee, officer or director or amend or modify any existing agreement, (D) establish, adopt, enter into, amend or in any material respect or terminate any collective bargaining agreement or Company Benefit Plan or (E) take any action to accelerate any payment rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement, Contract or Company Benefit Plan;

                  (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                  (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Encumbrance any properties or assets other than sales of assets in the ordinary course that, in the aggregate, have a fair market value of less than $50,000;

                  (viii) (A) incur or assume any indebtedness or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

                  (ix) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

                  (x) make or change any material Tax election or settle or compromise any material Tax liability or refund;

                  (xi) terminate, cancel, amend or modify any Company Insurance Policy which is not replaced by a comparable amount of insurance coverage with comparable terms and conditions;

                  (xii) settle or compromise any action, suit, claim, litigation, proceeding, arbitration, investigation, audit or controversy involving claims, liabilities or obligations in excess of $100,000 or otherwise material to the Company and the Company Subsidiaries, taken as a whole (each a "Proceeding"), or enter into any consent, decree, injunction or similar restraint or form of equitable relief in settlement of any such Proceeding;

                  (xiii) other than in the ordinary course of business consistent with past practice, (i) modify, amend or terminate any Material Contract, (ii) enter into any successor agreement to an expiring Material Contract that changes the terms of the expiring Material Contract in a manner that is materially adverse to the Company or any Company Subsidiary, or (iii) modify, amend or enter into any new agreement that would have been considered a Material Contract if it were entered into prior to the date hereof;

                  (xiv) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel or forgive any material indebtedness (individually or in the aggregate) or amend or modify the terms thereof or release any collateral or security therefor or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party; or

                  (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (b) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in any Transaction Agreement to which it is a party that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect, (iii) except as otherwise permitted by
Section 5.02, any condition to the Merger set forth in Article VII, not being satisfied, or (iv) materially impair the ability of the Company or Parent to consummate the Merger and the Transactions in accordance with the terms hereof, including, without limitation, adopting any resolution of the Board of Directors which would have the effect of requiring the approval of this Agreement and the Merger by the holders of more than a majority of the outstanding Company Common Stock.

                  (c) Advice of Changes. The Company shall promptly advise Parent orally and in writing of any change or event that, individually or in the aggregate, has or could reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 5.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of any Company Takeover Proposal (as defined in Section 5.02(d)), or take any action designed to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal, (ii) enter into any agreement with respect to any Company Takeover Proposal or that may reasonably be expected to lead to any Company Takeover Proposal or (iii) directly or indirectly enter into, participate in or continue any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with or take any action to facilitate any Company Takeover Proposal; provided, however, that prior to the Company Stockholders Meeting, the Company may, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by it after consultation with outside counsel, in response to a bona fide, written Company Takeover Proposal that is made by a person the Company Board determines, in good faith, after consultation with outside counsel and its independent financial advisor, is reasonably capable of making a Superior Company Proposal and that the Company Board determines, in good faith, after consultation with the Company's independent financial advisor, is reasonably likely to result in a Superior Company Proposal that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 5.02(a), and subject to compliance with Section 5.02(c), for a twenty (20) day period commencing with the first notification to Parent under Section 5.02(c) of receipt of such Company Takeover Proposal, (x) furnish information with respect to the Company to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement; provided, that such confidentiality agreement shall not contain any provisions that would prevent the Company from complying with its obligations to Parent under this Agreement; provided, further, that any information provided to such person is concurrently provided to Parent, and (y) participate in discussions or negotiations with such person and its Representatives regarding such Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or Affiliate of the Company or any Company Subsidiary shall be deemed to be a breach of this Section 5.02(a) by the Company. The Company may only rely on the proviso to the first sentence of this Section 5.02 (a) with respect to one twenty (20) day period with respect to each person who makes a Company Takeover Proposal. The Company shall, and shall cause its Representatives to, cease immediately all existing discussions, activities and negotiations conducted prior to the date of this Agreement regarding any proposal that constitutes, or may reasonably be expected to lead to, a Company Takeover Proposal and request the prompt return or destruction of all confidential information previously provided by the Company.

                  (b) Neither the Company Board nor any committee thereof shall, directly or indirectly, (i) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal (other than this Agreement and the Merger) or
(iii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal (other than this Agreement and the Merger). Notwithstanding the foregoing, if, prior to the Company Stockholders Meeting, the Company Board receives a Superior Company Proposal (as defined in Section 5.02(d)) and as a result thereof the Company Board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with their fiduciary obligations, the Company Board may withdraw or modify its approval or recommendation of the Merger and this Agreement and, in connection therewith, approve or recommend such Superior Company Proposal; provided, that the Company Board may not withdraw or modify its approval or recommendation unless (i) the Company Board shall have first provided prior written notice to Parent that it is prepared to withdraw or modify its approval or recommendation in response to a Superior Company Proposal, which notice shall describe the terms of the transaction that constitutes such Superior Company Proposal and shall attach the most current version of any written agreement relating thereto, and (ii) Parent does not make, within five business days after the receipt of such notice, a proposal that the Company Board determines in good faith, after consultation with outside counsel and its independent financial advisor, is at least as favorable to the stockholders of the Company as such Superior Company Proposal. The Company agrees that, during the five business day period prior to its effecting a withdrawal or modification of its approval or recommendation, the Company (as directed by the Company Board) and its representatives shall negotiate in good faith with Parent regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by Parent.

                  (c) The Company shall as promptly as practical advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, and the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall keep Parent fully informed on a current basis of the status of any such Company Takeover Proposal or inquiry and shall as promptly as practical notify Parent orally and in writing of any modification to the financial or other terms of such Company Takeover Proposal or inquiry and shall as promptly as practical provide to Parent a copy of all written material or correspondence (including e-mail) subsequently provided to or by the Company in connection with such Company Takeover Proposal or inquiry.

                  (d) For purposes of this Agreement:

                  "Company Takeover Proposal" means any proposal or offer (i) for a merger, share exchange, business combination, consolidation, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving the Company or any Company Subsidiary,
         (ii) for the issuance by the Company or any Company Subsidiary of over 10% of its equity securities as consideration for the assets or securities of another person, (iii) to acquire in any manner, directly or indirectly, over 10% of the equity securities of the Company or any Company Subsidiary or (iv) to acquire, lease, exchange, mortgage, pledge, dispose of or otherwise transfer, in any manner, directly or indirectly, over 10% of the consolidated total assets of the Company or any Company Subsidiary, in a single transaction or a series of related transactions, in each case other than the Transactions and other than any acquisition transaction permitted by Section 5.01.

                  "Superior Company Proposal" means any written proposal made by a third party to acquire at least 75% of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, or a sale of its assets, (i) on terms which the Company Board determines in good faith after consultation with outside counsel to be superior from a financial point of view to the holders of Company Common Stock than the Transactions (based on the written opinion, with only customary qualifications, of the Company's independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Transactions or this Agreement) and
         (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

                                   ARTICLE VI

                              Additional Agreements

                  SECTION 6.01. Preparation of Proxy Statement; Stockholders Meeting. (a) The Company shall, as soon as practicable after the date hereof but in no event later than ten (10) business days after the date hereof, prepare and file with the SEC the Proxy Statement in preliminary form, and the Company shall use its reasonable best efforts to respond as promptly as practicable to any oral or written comments of the SEC with respect thereto. The Company shall as promptly as practical notify Parent of the receipt of any oral or written comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company shall use its reasonable best efforts to prepare and file as promptly as practical with the SEC the definitive Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company's stockholders, in each case as promptly as practicable following the filing of the preliminary Proxy Statement with the SEC. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. Notwithstanding the foregoing, prior to filing or mailing the preliminary or definitive Proxy Statement (or any amendment or supplement thereto) or responding to the comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all reasonable comments proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of Parent, which approval shall not be unreasonably withheld.

                  (b) The Company shall, as soon as practicable after the date hereof, establish a record date (which will be as promptly as practicable after the date hereof) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval provided that the Company Board shall not have withdrawn or modified its approval or recommendation of this Agreement, or the Merger as permitted by Section 5.02(b). The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement, or the Merger as permitted by Section 5.02(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal.

                  SECTION 6.02. Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request.

                  SECTION 6.03. Reasonable Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the Company obtaining the insurance coverage referred to in Section 7.02(g) and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements. In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any other Transaction Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions. Notwithstanding the foregoing, the Company shall not be prohibited under this
Section 6.03(a) from taking any action permitted by Section 5.02(b).

                  (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in any Transaction Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Transaction Agreements.

                  SECTION 6.04. Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                  (b) The Company shall pay to Parent a fee of $1,250,000 if:
(i) the Company terminates this Agreement pursuant to Section 8.01(e); (ii) Parent terminates this Agreement pursuant to Section 8.01(d) or (iii) this Agreement is terminated (other than termination pursuant to Section 8.01(e)) and within twelve (12) months of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal. Any fee due under this Section 6.04(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iii) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions).

                  (c) The Company shall reimburse Parent and Sub for all their out-of-pocket expenses actually incurred in connection with this Agreement and the other Transaction Agreements, the Merger and the other Transactions if this Agreement is terminated pursuant to Section 8.01(c), Section 8.01(d) or Section 8.01(e), but not more than $500,000.

                  (d) The Parent shall pay the Company a fee of $250,000 and shall reimburse the Company for all of its out-of-pocket expenses actually incurred by the Company in connection with this Agreement and the Merger in an amount not to exceed $500,000 if (i) the conditions set forth in Section 7.01 and 7.02 are satisfied or would be satisfied upon the Company's performance of its obligations at Closing and (ii) Parent and Sub fail to close notwithstanding the Company's confirmation that it remains ready, willing and able to proceed with the Closing.

                  (e) The parties agree that the agreements contained in this
Section 6.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement; accordingly, if either party fails to pay as promptly as practical any amounts due under this Section 6.04 and, in order to obtain such payment, the other party commences a suit that results in a judgment against the defaulting party for such amounts, the defaulting party shall pay interest on such amounts from the date payment of such amounts were due to the date of payment at the prime rate as quoted by JPMorgan Chase as in effect on the date such payment was due, together with the cost and expenses of the other party (including reasonable legal fees and expenses) in connection with such suit.

                  (f) The payments made by the parties in this Section 6.04 shall represent the sole and exclusive remedy at Law or in equity to which the parties or their respective officers, directors, representatives, shareholders or Affiliates shall be entitled with respect to the circumstances contemplated by paragraphs (a) through (d) above. The parties shall be precluded from pursuing any other remedies available to them, whether in contract, tort or otherwise.

                  SECTION 6.05. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                  SECTION 6.06. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by either Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

                  SECTION 6.07. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any Transaction; provided, however, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld, unless (i) the claim only involves the payment of money, (ii) the settlement amount is within the policy limits of the Company's directors and officers insurance coverage and (iii) the Company's directors and officers insurance carrier has approved the settlement and has agreed in writing to pay the settlement amount..

                  SECTION 6.08. Transaction Financing Cooperation. The Company agrees to provide, and will cause the Company Subsidiaries and its and their respective officers, employees and advisers to provide, upon the reasonable request of Parent, and at Parent's expense, all cooperation reasonably necessary in connection with the arrangement of any financing to be consummated contemporaneously with or at or after the Closing in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as are customary for transactions of this type and as may be reasonably requested by Parent and taking such other actions as are customary for transactions of this type and as are reasonably required to be taken by the Company in connection with Parent's financing of the transactions contemplated hereby. In addition, in connection with the obtaining of any such financing, the Company agrees, at the reasonable request of Parent, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company or the Company Subsidiaries; provided, that no such prepayment, redemption or renegotiation shall be effective or consummated prior to the Effective Time.

                  SECTION 6.09. Indemnification. Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time. The Surviving Corporation shall purchase a "tail" directors' and officers' liability insurance policy to the current policy of the Company for a one year period commencing at the Effective Time, with respect to matters occurring prior to or at the Effective Time and having a $1,000,000 coverage limit.

                  SECTION 6.10. White Agreement. Promptly after the date hereof, (i) the Company shall deliver to the Estate of Jeff J. White the notice of a closing contemplated by Section 3 of the Agreement dated March 14, 2006 (the "White Agreement") between the Company and the Estate of Jeff J. White and
(ii) the Company shall complete the transfer of the shares of Company Common Stock held by the Estate of Jeff J. White to the Company such that the shares of Company Common Stock held by the Estate of Jeff J. White will not be issued and outstanding as of the record date for the Company Stockholders Meeting.

                                  ARTICLE VII

                              Conditions Precedent

                  SECTION 7.01. Conditions to Each Party's Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

                  (b) No Injunctions or Restraints. No temporary judgment issued by any court of competent jurisdiction or other Law preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

                  SECTION 7.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, in each case that has a reasonable likelihood of success, (i), seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any other Transaction, (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries or (iv) which otherwise is reasonably likely to have a Company Material Adverse Effect.

                  (d) Absence of Company Material Adverse Effect. Except as set forth on the Company Disclosure Letter, since March 31, 2005, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect.

                  (e) Consents. The Company shall have received all written consents, waivers and authorizations necessary to provide for the continuation in full force and effect after the Effective Time of all contracts, agreements, commitments, leases, licenses, arrangements, instruments and obligations of the Company and its Subsidiaries (i) listed on Schedule 7.02(e) hereof or (ii) which, if not so continued as a result of the consummation of the Merger, could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (f) Dissenting Shares. The total number of Dissenting Shares shall not exceed 5% of the issued and outstanding shares of Company Common Stock as of the Effective Time.

                  (g) Replacement Auto Coverage. The Company shall have obtained insurance coverage with a replacement insurance carrier, or carriers, rated A-or better by S&P, to replace the existing policies with Great American Insurance Company, with comparable coverage, including policy limits, deductibles, scope of coverage and other terms and conditions, and without any material increase in premiums, to provide insurance coverage for all motor vehicle extended service plans and extended warranties sold and managed by the Company and the Company Subsidiaries, which coverage shall be satisfactory to Parent in its reasonable discretion, or Great American Insurance Company shall have agreed in writing on terms reasonably satisfactory to Parent to extend such coverage until December 31, 2006.

                  SECTION 7.03. Condition to Obligation of the Company. The obligations of the Company to effect the Merger are further subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company shall have received a certificate signed on behalf of Parent to such effect.

                  (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Closing Date.

                                  ARTICLE VIII

                        Termination, Amendment and Waiver

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Stockholder Approval:

                  (a) by mutual written consent of Parent, Sub and the Company;

                  (b) (i) by either Parent or the Company if the Merger is not consummated on or before the later of (A) October 5, 2006 or (B) 60 days after the date that the Proxy Statement is cleared by the SEC;

         provided, that, notwithstanding the foregoing, either Parent or the Company may terminate the Agreement if the Merger is not consummated on or before December 31, 2006; provided, further, that the right to terminate the Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement has been the primary cause of the failure of the Merger to be consummated by such time;

                  (ii) by either Parent or the Company if any Governmental Entity issues an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  (iii) by either Parent or the Company if, upon a vote at a duly held meeting to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; provided, that the right to terminate the Agreement pursuant to this Section 8.01(b)(iii) shall not be available to the Company if it has materially breached its obligations under Section 5.02;

                  (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Transaction Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within 15 days after the giving of written notice to the Company of such breach;

                  (d) by Parent prior to receipt of the Company Stockholder
Approval:

                  (i) if the Company Board or any committee thereof withdraws or modifies, or proposes publicly to withdraw or modify, its approval or recommendation of this Agreement, or the Merger, fails to recommend that the Company's stockholders give the Company Stockholder Approval or approves or recommends, or proposes publicly to approve or recommend, any Company Takeover Proposal;

                  (ii) if the Company Board fails to reaffirm publicly its recommendation to the Company's stockholders that give the Company Stockholder Approval within 5 days of Parent's written request to do so (which request may be made at any time following public disclosure of a Company Takeover Proposal); or

                  (iii) if (A) the Company or any of its officers, directors, employees, representatives or agents shall have breached Section 5.02,
         (B) the Company shall have breached in any material respect its obligations under Section 6.01, (C) the Company shall have failed to convene and hold the Company Stockholders Meeting within forty-five
         (45) days of the date that the Proxy Statement is cleared by the SEC unless the Company fails to hold such meeting pursuant to Sections 92A.120(3) and (5) of the NCL following the Company Board's withdrawal of its recommendation of the Agreement and the Merger, or (D) the Company gives Parent the notification contemplated by Section 8.05(b)
         (iii); or

                  (e) by the Company prior to receipt of the Company Stockholder Approval in accordance with Section 8.05(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein.

                  SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in
Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 6.04, Section 6.05, this Section 8.02 and Article IX, which provisions shall survive such termination; provided, that no party shall be relieved or released from any liability or obligation arising from a breach by such party of any representation, warranty or covenant set forth in any Transaction Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, this Agreement may only be amended in accordance with Section 92A.120(9) of the NCL. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.04. Extension: Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. (a) A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Managers or Board of Directors or the duly authorized designee of its Board of Managers or Board of Directors, as the case may be.

                  (b) The Company may terminate this Agreement pursuant to
Section 8.01(e) only if: (i) the Company Board has received a Superior Company Proposal; (ii) in light of such Superior Company Proposal the Company Board shall have determined in good faith, after consultation with outside counsel and independent financial advisors, that it is necessary for the Company Board to withdraw or modify its approval or recommendation of this Agreement or the Merger in order to comply with its fiduciary duty under applicable Law; (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above and provided Parent a copy of the documents providing for the Superior Company Proposal; (iv) at least five business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent (including any proposal to amend the terms of the Transactions or this Agreement) since receipt of the notice referred to in clause (iii) above, such Superior Company Proposal remains a Superior Company

Proposal and the Company Board has again made the determinations referred to in clause (ii) above; (v) the Company is in compliance with Section 5.02; (vi) the Company has previously paid or contemporaneously therewith pays the fee due under Section 6.04, (vii) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal; and (viii) Parent is not at such time entitled to terminate this Agreement pursuant to Section 8.01(c). The Company acknowledges and agrees that each successive material modification of a Company Takeover Proposal that is determined to be a Superior Company Proposal shall be deemed to constitute a new Superior Company Proposal for purposes of this Section 8.05(b).

                                   ARTICLE IX

                               General Provisions

                  SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by fax or overnight delivery service or upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice)

                  (a) if to Parent or Sub, to

                           Attention:

                           WT Acquisition Holdings, LLC
                           c/o H.I.G. Capital, LLC
                           1001 Brickell Bay Drive, 27th Floor
                           Miami, FL 33131
                           Facsimile: 305-379-2013

                           with a copy to:

                           McDermott, Will & Emery LLP
                           227 West Monroe Street
                           Chicago, IL  60606
                           Attention: Brooks B. Gruemmer
                           Facsimile: 312-984-7700

                  (b) if to the Company, to

                           Attention:

                           Warrantech Corporation
                           2200 Highway 121, Suite 100
                           Bedford, TX 76021
                           Facsimile: 817-785-5583

                           with a copy to:

                           Tannenbaum Helpern Syracuse & Hirschtritt LLP 900 Third Avenue
                           New York, NY  10022
                           Attention:  Ralph A. Siciliano
                           Facsimile: 212-371-1084


                  SECTION 9.03.     Definitions. For purposes of this Agreement:

                  An "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  A "Company Material Adverse Effect" means (i) any change, effect, event, occurrence or state of facts that is or is reasonably likely to be materially adverse to the business, assets, condition (financial or otherwise), or results of operations of the Company and the Company Subsidiaries, taken as a whole , other than effects relating to (A) changes, effects, events, occurrences or circumstances that generally affect the industries in which the Company operates, and that do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, or (B) general economic, financial or securities market conditions in the United States or elsewhere, (ii) any insurance carrier issuing a Company Insurance Policy referenced in Section 3.17(a) of the Disclosure Letter shall have terminated or withdrawn coverage under, or materially and adversely modified any term (including premiums payable) of any such Company Insurance Policy, or (iii) the occurrence of any material adverse development in the case Lloyd's et. al. v. Warrantech Corporation et. al., (iv) any material customer or group of customers shall have ceased or threatened to cease to do business with the Company or any Company Subsidiary, materially reduced or threatened to materially reduce the amount of business such customer or customers do with the Company or any Company Subsidiary, or materially and adversely modified any term of such customer or customer's existing agreements with the Company or any Company Subsidiary or (v) there shall have occurred any change, effect, event occurrence or state of facts that is or is reasonably likely to have a material adverse effect on the cash flow of the Company and the Company Subsidiaries, taken as a whole, (vi) the Company or the Company Subsidiaries' ability to sell their products and services shall have been materially and adversely affected by any change in regulatory requirements or insurance laws or the failure to obtain any regulatory approvals necessary to consummate the Merger and the other Transactions, (vii) any change, effect, event, occurrence or state of facts that is or is reasonably likely to be materially adverse to the ability of the Company and the Company Subsidiaries to conduct their operations immediately after the Effective Time in substantially the same manner as such operations are being conducted prior to the Effective Time or (viii) a material adverse effect on the ability of the Company to perform its obligations hereunder or which would prevent or materially delay the consummation of the Merger and the other Transactions.

                  A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

                  A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                  SECTION 9.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section of the Company Disclosure Letter specifically refers.

                  SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. The Transaction Agreements, taken together with the Company Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions, including that certain letter of intent dated April 17, 2006 and (b) are solely for the benefit of the Company, Parent and Sub and are not intended to confer upon any person other than the parties hereto any rights, remedies, claims or cause of action of any nature whatsoever.

                  SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 9.10. Enforcement; Jurisdiction; WAIVER OF JURY TRIAL. The parties agree that irreparable damage would occur in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Florida state court or any Federal court located in the State of Florida (in each case, located in Miami-Dade county) or any Nevada state court or any Federal court located in the State of Nevada (in each case, located in Clark county) in the event any dispute arises out of any Transaction Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to any Transaction Agreement or any Transaction in any court other than any Florida state court or any Federal court sitting in the State of Florida (in each case, located in Miami-Dade county) or any Nevada state court or any Federal court located in the State of Nevada (in each case, located in Clark county) and (d) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF ANY TRANSACTION AGREEMENT OR ANY TRANSACTION.

                  SECTION 9.11. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                       WT ACQUISITION HOLDINGS, LLC

                                       By: /s/ BRET WIENER
                                           -------------------------------------
                                           Name:  Bret Wiener
                                           Title: Vice President


                                       WT ACQUISITION CORP.

                                       By: /s/ BRET WIENER
                                           -------------------------------------
                                           Name:  Bret Wiener
                                           Title: Vice President


                                       WARRANTECH CORPORATION

                                       By /s/ JOEL SAN ANTONIO
                                          --------------------------------------
                                          Name:  Joel San Antonio
                                          Title: Chief Executive Officer

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